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                                                                     Exhibit 5.1

                               RICHARDSON & PATEL
                              10900 WILSHIRE BLVD.
                                    SUITE 500
                          LOS ANGELES, CALIFORNIA 90024
                            TELEPHONE (310) 208-1183
                            FACSIMILE (310) 208-1154

                               September 28, 2006

uWink, Inc.
16196 Hart Street
Van Nuys, CA 91406

            Re:        uWink, Inc.
                       Registration Statement on Form SB-2

Ladies and Gentlemen:

         We have acted as counsel for uWink, Inc., a Utah corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the public sale of 15,867,001 shares of common stock, $0.001 par value (the "Shares"), 10,144,667 of which have been previously issued to and are beneficially owned by certain selling shareholders named in the Registration Statement, and 5,722,334 of which may be issued to and sold by certain selling shareholders upon the exercise of certain warrants, as described in the Registration Statement. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

         In connection with rendering the opinion as set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Certificate of Incorporation, as amended, (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings as reflected in its minute books, and (e) such statutes, records and other documents as we have deemed relevant.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

         Based upon the foregoing, we are of the opinion that (i) the Shares issuable by the Company upon the exercise of the warrants, assuming such issuances are made in accordance with the terms thereof, will be validly issued, fully paid and nonassessable upon such issuance; and (ii) that the currently outstanding Shares to be sold by the selling shareholders have been validly issued, fully paid and are non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement and the prospectus included therein. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the registration statement, including this opinion as an exhibit or otherwise.


                                             RICHARDSON & PATEL LLP

                                             /s/ Richardson & Patel LLP